EXHIBIT 99.1

Date:                   February 4, 2016
To:                      Edward Gildea
From:                  Dave Horn, CPA
Subject:             Atrinsic Inc., and Subsidiaries (“Atrinsic”)

Dear Ed

This is to inform you that I am resigning as CFO of Atrinsic effective February 4, 2016. As of today, Atrinsic owes Chord Advisors LLC. $18,000.  We will grant Atrinsic an $8,000 credit.  Therefore, as of February 4, 2016 (after the credit), Atrinsic Chord Advisors, LLC. $10,000. See attached invoice.  Please promptly pay this amount.

Also, if Atrinsic requires further services, we will provide these services at the following billing rates:
•	Partners - $350 per hour
•	Directors - $250 per hour
•	Staff - $150 per hour

If Atrinsic needs further services then we will present a new engagement letter detailing our services and rates.

Thank you for the opportunity.

Regards,

/s/ David Horin

David Horin, CPA